May 6, 2016

PRESS RELEASE

Century Casinos, Inc. Announces First Quarter 2016 Results

Colorado Springs, Colorado – May 6, 2016 – Century Casinos, Inc. (NASDAQ Capital Market®: CNTY) today announced its financial results for the three months ended March 31, 2016.

First Quarter 2016 Highlights*

•	Net operating revenue was $32.5 million, a 7% increase from the three months ended March 31, 2015.
•	Adjusted EBITDA** was $5.6 million, an 18% increase from the three months ended March 31, 2015.
•	Earnings from operations were $3.4 million, a 61% increase from the three months ended March 31, 2015.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $1.9 million, a 3% increase from the three months ended March 31, 2015.
•	Earnings per share were $0.08.
•	Book value per share*** at March 31, 2016 was $5.24.

The period over period increases in net operating revenue, Adjusted EBITDA** and net earnings attributable to Century Casinos, Inc. shareholders primarily relate to the operating results of Century Downs Racetrack and Casino (“CDR”) and Century Bets! Inc. (“CBS”). CDR opened its casino on April 1, 2015 and held its first horse race on April 25, 2015. CBS began operating the pari-mutuel off-track betting network in southern Alberta on May 4, 2015. The Company owns 75% of each of CDR and CBS through one of its subsidiaries.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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	For the Three Months
Amounts in thousands, except per share data	Ended March 31,
Consolidated Results:	2016	2015	% Change
Net operating revenue	$32,530	$30,405	7%
Earnings from operations	3,385	2,100	61%
Net earnings attributable to Century Casinos, Inc. shareholders	$1,894	$1,845	3%

Adjusted EBITDA**	$5,611	$4,766	18%

Earnings per share:
Basic	$0.08	$0.08	0%
Diluted	$0.08	$0.08	0%

In 2015, we amended our concession agreement with TUI Cruises to include our operation of the ship-based casinos onboard Mein Schiff 5 and Mein Schiff 6, two new 2,500 passenger cruise ships that are expected to begin operations in the third quarter of 2016 and 2017, respectively. In March 2016, we announced that we had signed an agreement with Thomson Cruises to operate the ship-based casino onboard the TUI Discovery, a 2,067 passenger cruise ship that is expected to begin operations in the second quarter of 2016. In addition, we signed an agreement with Taihu International Cruise Company and Diamond Cruise International to operate the ship-based casino onboard Glory Sea, a 1,200 passenger cruise ship that is expected to begin operations in the second quarter of 2016.

“We are pleased with our performance for the quarter, including the 61% growth in earnings from operations, which reflects the results of our business development efforts as well as the underlying strength and stability of our geographically diverse portfolio of casino assets,” Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos, said. “We look forward to the opening of additional cruise ship casinos in the second quarter and to further advance the Company through organic growth as well as the acquisition of additional properties,” they continued.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Three Months Ended March 31, 2016 Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Corporate Other

Net operating revenue increased by $2.1 million, or 7%, for the three months ended March 31, 2016 compared to the three months ended March 31, 2015.  Following is a summary of the changes in net operating revenue by segment for the three months ended March 31, 2016 compared to the three months ended March 31, 2015:

	Net Operating Revenue
	For the Three Months
	Ended March 31,
	2016/2015
Amounts in millions	Change	% Change
Canada	$3.9	46%
United States	0.3	4%
Poland	(1.3)	(9%)
Corporate and Other	(0.7)	(46%)
Total	$2.1	7%

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Earnings from operations increased by $1.3 million, or 61%, for the three months ended March 31, 2016 compared to the three months ended March 31, 2015.   Following is a summary of the changes in earnings from operations by segment for the three months ended March 31, 2016 compared to the three months ended March 31, 2015:

	Earnings from Operations
	For the Three Months
	Ended March 31,
	2016/2015
Amounts in millions	Change	% Change
Canada	$0.6	27%
United States	0.0	4%
Poland	0.0	(4%)
Corporate and Other	0.7	33%
Total	$1.3	61%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders increased by less than $0.1 million, or 3%, for the three months ended March 31, 2016 compared to the three months ended March 31, 2015.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by segment for the three months ended March 31, 2016 compared to the three months ended March 31, 2015:

	Net Earnings (Loss) Attributable to
	Century Casinos, Inc. Shareholders
	For the Three Months
	Ended March 31,
	2016/2015
Amounts in millions	Change	% Change
Canada	$(0.5)	(23%)
United States	0.1	14%
Poland	(0.1)	(15%)
Corporate and Other	0.6	38%
Total	$0.0	3%

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Segment Results (in thousands)*

The following are segment results for net operating revenue and Adjusted EBITDA**.

	Net Operating Revenue			Adjusted EBITDA**
	For the Three Months			For the Three Months
	Ended March 31,			Ended March 31,
	2016	2015	% Change	2016	2015	% Change
Canada	$12,298	$8,445	46%	$3,518	$3,014	17%
United States	7,080	6,793	4%	1,504	1,479	2%
Poland	12,264	13,534	(9%)	1,704	1,854	(8%)
Corporate and Other	888	1,633	(46%)	(1,115)	(1,581)	29%
Consolidated	$32,530	$30,405	7%	$5,611	$4,766	18%

Balance Sheet and Liquidity

As of March 31, 2016, the Company had $29.9 million in cash and cash equivalents and  $37.9 million in outstanding debt on its balance sheet compared to $29.4 million in cash and cash equivalents and $36.5 million in outstanding debt at December 31, 2015.  The $37.9 million in outstanding debt as of March 31, 2016 includes $21.1 million related to the Company’s Bank of Montreal credit agreement,  $1.3 million related to Casinos Poland, Ltd. and $15.6 million related to a long-term land lease and capital leases of CDR, net of $0.2 million in deferred financing costs.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended March 31, 2016 on its website at http://corporate.cnty.com/investor-relations/sec-filings. The Company will also post a presentation on the first quarter results on its website at http://corporate.cnty.com/investor-relations/presentations-and-interviews.

Century Casinos will host its first quarter 2016 earnings conference call today at 8:00 am MDT; 4:00 pm CEST, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until May  31, 2016 at http://corporate.cnty.com/investor-relations/sec-filings.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Statements of Earnings

	For the Three Months
	Ended March 31,
Amounts in thousands, except for per share information	2016	2015
Operating revenue:
Net operating revenue	$32,530	$30,405
Operating costs and expenses:
Total operating costs and expenses	29,145	28,305
Earnings from operations	3,385	2,100
Non-operating income (expense), net	(563)	(169)
Earnings before income taxes	2,822	1,931
Income tax provision	598	434
Net earnings	2,224	1,497
Net (earnings) loss attributable to non-controlling interest	(330)	348
Net earnings attributable to Century Casinos, Inc. shareholders	$1,894	$1,845

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.08	$0.08
Diluted	$0.08	$0.08

Weighted average common shares
Basic	24,436	24,381
Diluted	24,662	24,420

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	March 31,	December 31,
	2016	2015
Assets
Current assets	$34,894	$34,540
Property and equipment, net	136,053	131,582
Other assets	22,538	20,961
Total assets	$193,485	$187,083

Liabilities and Equity
Current liabilities	$22,010	$23,300
Non-current liabilities	37,986	36,508
Century Casinos, Inc. shareholders' equity	127,911	122,416
Non-controlling interest	5,578	4,859
Total liabilities and equity	$193,485	$187,083

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Constant Currency Results* (unaudited)

	For the three months
	ended March 31,
	2016	2015	% Change
Net operating revenue as reported (GAAP)	$32,530	$30,405	7%
Unfavorable foreign currency impact vs. 2015	2,005
Net operating revenue constant currency (non-GAAP)*	$34,535	$30,405	14%

Adjusted EBITDA as reported**	$5,611	$4,766	18%
Unfavorable foreign currency impact vs. 2015	485
Adjusted EBITDA constant currency (non-GAAP)*	$6,096	$4,766	28%

Century Casinos, Inc.

Adjusted EBITDA Margins *** by Segment (unaudited)

	For the Three Months
	March 31,
	2016	2015
Canada	29%	36%
United States	21%	22%
Poland	14%	14%
Corporate and Other	(126%)	(97%)
Consolidated Adjusted EBITDA Margin	17%	16%

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Three Months Ended March 31, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,648	$543	$666	$(963)	$1,894
Interest expense (income), net	749	0	15	(3)	761
Income taxes (benefit)	444	333	267	(446)	598
Depreciation and amortization	697	626	602	85	2,010
Non-controlling interest	(2)	0	332	0	330
Non-cash stock-based compensation	0	0	0	190	190
(Gain) loss on foreign currency transactions and other	(20)	0	(200)	22	(198)
Loss on disposition of fixed assets	2	2	22	0	26
Adjusted EBITDA	$3,518	$1,504	$1,704	$(1,115)	$5,611

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Three Months Ended March 31, 2015
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$2,138	$476	$781	$(1,550)	$1,845
Interest expense (income), net	632	0	35	(3)	664
Income taxes (benefit)	348	369	248	(531)	434
Depreciation and amortization	418	634	610	149	1,811
Non-controlling interest	(739)	0	391	0	(348)
Non-cash stock-based compensation	0	0	0	388	388
(Gain) loss on foreign currency transactions and other	(164)	0	(333)	2	(495)
Loss on disposition of fixed assets	0	0	122	0	122
Acquisition costs	36	0	0	(36)	0
Preopening expenses	345	0	0	0	345
Adjusted EBITDA	$3,014	$1,479	$1,854	$(1,581)	$4,766

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue and Adjusted EBITDA.

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest  (earnings) losses and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. Through its Austrian subsidiary, Century Casinos Europe GmbH (“CCE”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of nine casinos in Poland. The Company, through CCE, also holds a 75% ownership interest in both CDR, which began operations in the north metropolitan area of Calgary, Alberta, Canada in April 2015, and CBS, which began operating the pari-mutuel off-track horse betting network in southern Alberta, Canada in May 2015. The Company operates ten ship-based casinos onboard ships of the following cruise lines: TUI Cruises and Windstar Cruises. The Company manages the operations of the casino at the Hilton Aruba Caribbean Resort and Casino. The Company, through CCE, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The NASDAQ Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for projects in development, debt repayment, investments in joint ventures, outcomes of legal proceedings and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2015. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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